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PAGE 3

                                             FMC Corporation
                                             Quarterly Report
                                             on Form 10-Q for
                                             September 30, 1998



Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            (In millions, except ratio data)

                                                     Nine Months Ended
                                                       September 30,
                                                 ------------------------
                                                   1998            1997
                                                   ----            ----
Earnings:

 Income from continuing operations
  before income taxes and cumulative
  effect of change in accounting
  principle                                       $202.2          $179.8
 Minority interests                                  4.3             8.1
 Undistributed earnings of
  affiliates                                        (6.6)           (4.8)
 Interest expense and amortization
  of debt discount, fees and expenses               88.3            92.1
 Amortization of capitalized interest                2.6             5.4
 Interest included in rental expense                10.7            11.4
                                                  ------          ------
Total earnings                                    $301.5          $292.0
                                                  ======          ======


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses             $ 88.3          $ 92.1
 Interest capitalized as part of
  fixed assets                                       4.6             5.5
 Interest included in rental expense                10.7            11.4
                                                  ------          ------
Total fixed charges                               $103.6          $109.0
                                                  ======          ======


Ratio of earnings to fixed charges                  2.9x            2.7x
                                                  ======          ======
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